UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2025
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StoneX Group Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-23554	59-2921318
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)
230 Park Ave, 10th Floor
New York, NY 10169
(Address of principal executive offices, including Zip Code)
(212) 485-3500
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	SNEX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On April 13, 2025, StoneX Group, Inc. a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger Agreement (the “Merger Agreement”) by and among the Company, RTS Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), RTS Investor Corp., a Delaware corporation (“RTS”), and Westmoor Trail Partners LLC, a Delaware limited liability Company (the “Equityholders’ Representative”), in its capacity as representative of the Equityholders as set forth therein. Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into RTS, whereupon the separate existence of Merger Sub shall cease, and RTS will survive as a direct, wholly owned subsidiary of the Company (the “Merger”). Capitalized terms used but not defined in this Current Report on Form 8-K shall have the respective meanings ascribed to such terms in the Merger Agreement.

Merger Consideration

Upon the consummation of the Merger (the “Closing”), other than any Disregarded Shares and Dissenting Shares, each share of class 1 common stock, class 2 common stock and redeemable preferred stock of RTS issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) shall be converted into the right to receive a portion of (i) $625,000,000 of cash, subject to adjustment based on RTS’ Tangible Book Value as compared to an agreed upon benchmark (the “Closing Cash Consideration”) and (ii) a number of shares of common stock, par value $0.01 per share, of the Company (“Parent Common Stock”) equal to $275,000,000 divided by the volume-weighted average trading price for one share of Parent Common Stock for the ten trading days prior to (and including) the last trading day prior to the day of the Closing (the “Closing VWAP”); provided, that the Closing VWAP will be subject to a ceiling of 115% of $77.50 and a floor of 85% of $77.50. At the Closing, a portion of the Closing Cash Consideration will be deposited with an escrow agent to secure the post-closing purchase price adjustments and certain indemnification obligations of RTS and into a separate account to pay certain expenses, including those of the Equityholders’ Representative.

Treatment of Options and Stock Appreciation Rights

Immediately prior to the Effective Time, (i) each vested option to purchase RTS common stock under the RTS Investor Corp. 2010 Equity Incentive Plan (a “Vested Option”) with an exercise price less than the Per Share Consideration will be cancelled in exchange for the right to receive the Per Share Consideration less the exercise price of each such option and (ii) each Vested Option with an exercise price greater than or equal to the Per Share Consideration will be cancelled for no consideration.

Immediately prior to the Effective Time, (i) each vested stock appreciation right with respect to RTS common stock (a “Vested SAR”) with a per share grant value less than the Per Share Consideration will be canceled in exchange for the right to receive the Per Share Consideration, solely in cash, less than the per share grant value of the stock appreciation right and (ii) each Vested SAR with a per share grant value greater than or equal to the Per Share Consideration will be cancelled for no consideration.

Closing Conditions

The Merger Agreement provides that the Closing is subject to the satisfaction or waiver of customary closing conditions, including, among others, (i) the accuracy of the representations and warranties of each party (subject to specified materiality standards), (ii) compliance by each party in all material respects with their respective covenants, (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of certain consents, approvals or clearances under certain other applicable foreign direct investment and antitrust laws, (iv) the receipt of certain approvals (or, as applicable, the termination of waiting periods or a decision not to refer a matter) from governmental authorities and financial regulators, (v) the absence of any applicable law or order that prohibits, restrains or makes illegal the consummation of the transactions contemplated by the Merger Agreement, (vi) the affirmative vote or consent of the holders of a majority of the issued and outstanding voting shares of Class 1 Company Common Stock, (vii) in the Company’s case, the consent of certain contract counterparties, and (viii) in the Company’s case, the Tangible Book Value of RTS being not less than $400,000,000 and the Subordinated Debt of RTS being not more than the Subordinated Debt Limit.

Representations and Warranties and Covenants

RTS, Merger Sub and the Company have made customary representations and warranties in the Merger Agreement. The Merger Agreement also contains customary covenants and agreements, including covenants and agreements relating to (i) the conduct of RTS’s businesses during the period between the execution of the Merger Agreement and the Closing and (ii) obtaining necessary regulatory approvals.

Termination Rights

The Merger Agreement may be terminated (i) by mutual agreement of the Company and RTS, (ii) by either RTS or the Company if the Closing is not consummated on or before six (6) months following signing, (iii) by either the Company or RTS if a nonappealable final order of a governmental authority having competent jurisdiction makes consummation of the Merger illegal or otherwise prohibited, (iv) by RTS in the event of the Company’s uncured breach that results in the failure of a closing condition, (v) by the Company in the event of RTS’ uncured breach that results in the failure of a closing condition and (vi) by the Company if there is a Company Material Adverse Effect after the execution of the Merger Agreement and (vii) by RTS if there is a Parent Material Adverse Effect after the execution of the Merger Agreement.

Indemnification and Insurance

The Merger Agreement contains indemnification provisions for RTS and the Company, including obligations for (i) RTS to indemnify the Company for losses related to certain breaches of representations and warranties and covenants, certain specified matters and certain intra-shareholder issues and (ii) the Company to indemnify the RTS stockholders for losses related to certain breaches of representations and warranties and covenants. The Company has bound a customary representation and warranty insurance policy in connection with the execution of the Merger Agreement.

Registration of Company Common Stock

The Merger Agreement contemplates that no later than 30 days after the Closing, the Company will file with the SEC either (i) a registration statement or a post-effective amendment thereto or (ii) a prospectus supplement pursuant to Rule 424(b)(7) of the Exchange Act relating to an effective registration statement on Form S-3, in each case covering the resale of the shares of common stock of the Company that comprise the Merger Consideration.

The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (iv) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Company’s Proxy Statement, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that the Company files with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

Support Agreements

Concurrently with the execution of the Merger Agreement, certain stockholders of RTS (the “Support Agreement Stockholders”) entered into support agreements with the Company, pursuant to which, among other things, the Support Agreement Stockholders agreed to execute and deliver a written consent approving the Merger Agreement, the Merger and related transactions and to take certain other actions in support of the Merger Agreement, the Merger and the related transactions. The Support Agreements also contains a time limited lock-up on the shares of Company common stock comprising the Merger Consideration. The Support Agreements terminate upon certain events, including the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Support Agreements does not purport to be complete and are qualified in their entirety by the terms and conditions of the Support Agreements, the form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Financing Commitments

In connection with, and concurrently with the entry into, the Merger Agreement, the Company entered into a commitment letter with Bank of America, N.A. and BofA Securities, Inc., pursuant to which Bank of America, N.A. has committed, subject to the satisfaction of customary conditions, to provide the Company with (i) a senior secured 364-day bridge loan facility in an amount not to exceed $625 million and (ii) a backstop senior secured revolving credit facility in an amount not to exceed $500 million (with such revolving credit facility to be made available if certain amendments to the Company’s existing credit facilities permitting the Merger do not become effective on or before the consummation of the Closing) (collectively, the “Facilities”). The Company intends to finance the cash portion of the Merger Consideration and related fees and expenses through one or more capital markets transactions, subject to market conditions and other factors, and, only to the extent necessary, borrowings under the Facilities.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the shares of common stock of the Company to be issued as consideration for the shares of common and preferred stock, stock options and stock appreciation awards of RTS under the Merger Agreement are incorporated by reference into this Item 3.02. The shares of Parent Common Stock to be issued as consideration for the Merger will be issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 7.01. Regulation FD Disclosure.

On April 14, 2025, the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On April 14, 2025, the Company will host a conference call to discuss the transaction. A copy of the investor presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits
Exhibit No.
2.1*    Agreement and Plan of Merger, dated as of April 13, 2025, by and among StoneX Group Inc., RTS Merger Sub Inc., RTS Investor Corp. and Westmoor Trail Partners LLC, in its capacity as representative of the Equityholders as set forth therein.
10.1*    Support Agreement, dated as of April 13, 2025, by and among the Company and certain RTS stockholders party thereto.
99.1    Press release dated as of April 14, 2025.
99.2    Investor Presentation dated April 14, 2025.
104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Signature
Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

StoneX Group Inc.
(Registrant)
April 14, 2025	/s/ David A. Bolte
(Date)	David A. Bolte
Corporate Secretary